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                                                                    Exhibit 23.3


                        FAHN, KANNE & CO. GRANT THORNTON


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As the independent certified public accountants of Ampal Industries (Israel) Ltd., we hereby consent to the incorporation by reference into this registration statement on Form S-8 of our report, included in the Company's Form 10K for year ended December 31, 1999, and to all references to out firm in this registration on Form S-8, registering 4,000,000 shares of the Company's Common Stock.


                                                Fahn, Kanne & Co.
                                       Certified Public Accountants (Isr.)


March 21, 2002



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